                                                                      EXHIBIT 11
                                                                     PAGE 1 OF 3
                              THOMAS GROUP, INC.
            STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE


                                                                  THREE MONTHS ENDED                     SIX MONTHS ENDED
                                                                        JUNE 30,                              JUNE 30,
                                                             -----------------------------         -----------------------------
                                                                1996               1995              1996               1995
                                                             ----------         ----------         ----------         ----------
PRIMARY EPS
- ------- ---
Weighted Average Shares Outstanding . . . . . . . . .         5,931,101          6,042,588          5,983,124          5,951,551
Weighted Average Options Outstanding (Table I)  . . .           448,682            222,774            397,256            236,580
Weighted Average Warrants Outstanding (Table II)  . .            16,575                 --                896                 --
                                                             ----------         ----------         ----------         ----------
Weighted Average Shares and Share Equivalents
    Outstanding . . . . . . . . . . . . . . . . . . .         6,396,358          6,265,362          6,381,276          6,188,131
                                                             ==========         ==========         ==========         ==========

Net Income  . . . . . . . . . . . . . . . . . . . . .        $2,172,000         $1,880,000         $3,787,000         $3,092,000
                                                             ==========         ==========         ==========         ==========

Earnings Per Common and Common Equivalent Share . . .             $0.34              $0.30              $0.59              $0.50
                                                             ==========         ==========         ==========         ==========


FULLY-DILUTED EPS
- ------------- ---
Weighted Average Shares Outstanding . . . . . . . . .         5,931,101          6,042,588          5,983,124          5,951,551
Weighted Average Options Outstanding (Table I)  . . .           499,014            229,490            499,689            274,565
Weighted Average Warrants Outstanding (Table II)  . .            30,226                 --             30,226                 --
                                                             ----------         ----------         ----------         ----------
Weighted Average Shares and Share Equivalents
    Outstanding . . . . . . . . . . . . . . . . . . .         6,460,341          6,272,078          6,513,039          6,226,116
                                                             ==========         ==========         ==========         ==========

Net Income  . . . . . . . . . . . . . . . . . . . . .        $2,172,000         $1,880,000         $3,787,000         $3,092,000
                                                             ==========         ==========         ==========         ==========

Earnings Per Common and Common Equivalent Share . . .        $     0.34         $     0.30         $     0.58         $     0.50
                                                             ==========         ==========         ==========         ==========

                                                                      EXHIBIT 11
                                                                     PAGE 2 OF 3
                              THOMAS GROUP, INC.
            STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE

                TABLE I - WEIGHTED AVERAGE OPTIONS OUTSTANDING


                                                                 THREE MONTHS ENDED                     SIX MONTHS ENDED
                                                                       JUNE 30,                              JUNE 30,
                                                            ------------------------------        ------------------------------
                                                                1996               1995               1996               1995
                                                            -----------         ----------        -----------         ----------
PRIMARY EPS
- ------- ---
Weighted Average Options Outstanding  . . . . . . . .         1,296,405          1,221,597          1,283,951          1,302,450
Anti-Dilution Adjustment  . . . . . . . . . . . . . . .              --           (553,592)           (56,078)          (573,152)
                                                            -----------         ----------        -----------         ----------
Adjusted Shares Outstanding . . . . . . . . . . . . . .       1,296,405            668,005          1,227,873            729,298
Average Exercise Price  . . . . . . . . . . . . . . . .         $ 9.370            $ 5.810            $ 8.981            $ 5.232
                                                            -----------         ----------        -----------         ----------

Exercise Proceeds . . . . . . . . . . . . . . . . . . .     $12,151,936         $3,880,899        $11,027,004         $3,815,775
                                                            ===========         ==========        ===========         ==========

Average FMV Per Share During Period . . . . . . . . . .         $16.735            $10.241            $15.228             $9.273
Shares Repurchased (limited to 20% of shares
         outstanding) . . . . . . . . . . . . . . . . .        (726,122)          (378,961)          (742,132)          (411,480)
Shares Repurchased Assuming Utilization of Tax Benefit
         on Exercise of Non-Qualified Options (1) . . .        (121,601)           (66,271)          (106,486)           (81,239)
                                                            -----------         ----------        -----------         ----------
Total Shares Repurchased  . . . . . . . . . . . . . . .        (847,723)          (445,231)          (830,618)          (492,718)
                                                            -----------         ----------        -----------         ----------
Incremental Shares from Options . . . . . . . . . . . .         448,682            222,774            397,256            236,580
                                                            ===========         ==========        ===========         ==========


FULLY-DILUTED EPS
- ------------- ---
Weighted Average Options Outstanding  . . . . . . . . .       1,296,405          1,221,597          1,283,951          1,302,450
Anti-Dilution Adjustment  . . . . . . . . . . . . . . .              --           (543,731)              (348)          (547,919)
                                                            -----------         ----------        -----------         ----------
Adjusted Shares Outstanding . . . . . . . . . . . . . .       1,296,405            677,866          1,283,604            754,531
Average Exercise Price  . . . . . . . . . . . . . . . .         $ 9.370            $ 5.896            $ 9.268            $ 5.419
                                                            -----------         ----------        -----------         ----------

Exercise Proceeds . . . . . . . . . . . . . . . . . . .     $12,151,936         $3,996,969        $11,892,209         $4,088,743
                                                            ===========         ==========        ===========         ==========
FMV Per Share End of Period . . . . . . . . . . . . .           $18.313             $10.50            $18.313             $10.50
Shares Repurchased (limited to 20% of shares
     outstanding) . . . . . . . . . . . . . . . . . . .        (660,956)          (380,711)          (646,798)          (391,570)
Shares Repurchased Assuming Utilization of Tax Benefit
         on Exercise of Non-Qualified Options (1) . . .        (136,435)           (67,664)          (137,117)           (88,396)
                                                            -----------         ----------        -----------         ----------
Total Shares Repurchased  . . . . . . . . . . . . . . .        (797,391)          (448,375)          (783,915)          (479,966)
                                                             ----------         ----------        -----------         ----------
Incremental Shares from Options . . . . . . . . . . . .         499,014            229,490            499,689            274,565
                                                             ==========         ==========         ==========         ==========


(1) Non-qualified options generate a tax deduction for the Company in the amount of the employee's taxable gain, if any, on exercise. The savings in taxes payable are also assumed to be used to purchase outstanding shares of common stock.

                                                                      EXHIBIT 11
                                                                     PAGE 3 OF 3
                               THOMAS GROUP, INC.
             STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE

                TABLE II - WEIGHTED AVERAGE WARRANTS OUTSTANDING

                                                                    THREE MONTHS ENDED                    SIX MONTHS ENDED
                                                                         JUNE 30,                             JUNE 30,
                                                             -----------------------------       -------------------------------
                                                                 1996               1995             1996                1995
                                                             ----------         ----------       ----------           ----------
PRIMARY EPS
- -----------
Weighted Average Warrants Outstanding . . . . . . . .           175,000            175,000          175,000              175,000
Exercise Price  . . . . . . . . . . . . . . . . . . .        $    15.15         $    15.15       $    15.15           $    15.15
                                                             ----------         ----------       ----------           ----------
Exercise Proceeds . . . . . . . . . . . . . . . . . .        $2,651,250         $2,651,250       $2,651,250           $2,651,250
                                                             ==========         ==========       ==========           ==========

Average FMV Per Share During Period . . . . . . . . .        $   16.735         $    9.931       $   15.228           $    9.104
Shares Repurchased  . . . . . . . . . . . . . . . . .           158,425                 --          174,104                   --
                                                             ----------         ----------       ----------           ----------
Incremental Shares from Warrants  . . . . . . . . . .            16,575                 --              896                   --
                                                             ==========         ==========       ==========           ==========



FULLY-DILUTED EPS
- -----------------
Weighted Average Warrants Outstanding                           175,000            175,000          175,000              175,000
Exercise Price                                               $    15.15         $    15.15       $    15.15           $    15.15
                                                             ----------         ----------       ----------           ----------
Exercise Proceeds                                            $2,651,250         $2,651,250       $2,651,250           $2,651,250
                                                             ==========         ==========       ==========           ==========

FMV Per Share End of Period                                  $   18.313         $    10.50       $   18.313           $    10.50
Shares Repurchased                                              144,774                 --          144,774                   --
                                                             ----------         ----------       ----------           ----------
Incremental Shares from Warrants                                 30,226                 --           30,226                   --
                                                             ==========         ==========       ==========           ==========
